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                          CORAM HEALTHCARE CORPORATION

                EXHIBIT 11 -- COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
PRIMARY
Average common shares outstanding........................................   39,184      38,245
Net effect of other dilutive securities..................................    1,755         371
                                                                           -------     -------
          Total..........................................................   40,939      38,616
                                                                           -------     -------
Net income applicable to common stock....................................  $ 4,589     $ 3,211
Per share amounts:
  Net income per common share............................................  $  0.11     $  0.08
                                                                           =======     =======
FULLY DILUTED
Average common shares outstanding........................................   39,184      38,246
Net effect of other dilutive securities..................................    2,676         441
                                                                           -------     -------
          Total..........................................................   41,860      38,687
                                                                           -------     -------
Net income applicable to common stock....................................  $ 4,589     $ 3,211
Per share amounts:
          Net income per common share....................................  $  0.11     $  0.08
                                                                           =======     =======
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